EXHIBIT 11

            JONES APPAREL GROUP, INC. AND SUBSIDIARIES

   Computation of Primary and Fully Diluted Earnings per Share
             (In thousands except per share amounts)


                                       For the Year Ended December 31,
                                       -------------------------------
                                            1996    1995(1)    1994(1)
                                         -------    -------    -------
Primary Earnings per Share:
---------------------------
Net income...........................    $80,874    $63,485    $54,920
                                         =======    =======    =======

Weighted average number of shares
outstanding..........................     52,333     52,130     51,656

Assumed issuances under exercise
of stock options.....................      1,332        916      1,268
                                         -------    -------    -------

                                          53,665     53,046     52,924
                                         =======    =======    =======

Primary earnings per share...........      $1.51      $1.20      $1.04
                                         =======    =======    =======


Fully Diluted Earnings per Share:
---------------------------------
Net income...........................    $80,874    $63,485    $54,920
                                         =======    =======    =======

Weighted average number of shares
outstanding..........................     52,333     52,130     51,656

Assumed issuances under exercise
of stock options.....................      1,744      1,328      1,269
                                         -------    -------    -------

                                          54,077     53,458     52,925
                                         =======    =======    =======

Fully diluted earnings per
share................................      $1.50      $1.19      $1.04
                                         =======    =======    =======


(1) Adjusted for 2-for-1 stock split effective October 2, 1996.